Exhibit (b)-(13)

EXECUTION VERSION

AMENDMENT TO THE AMENDED AND RESTATED CONSORTIUM AGREEMENT

This AMENDMENT TO THE AMENDED AND RESTATED CONSORTIUM AGREEMENT, dated as of August 14, 2015 (this “Amendment”), is made by and among Dr. Ge Li (the “Chairman”), ABG Capital Partners II GP, L.P., an exempted limited partnership formed under the laws of the Cayman Islands (“ABG”), Boyu Capital Fund II, L.P., an exempted limited partnership formed under the laws of the Cayman Islands (“Boyu”), Temasek Life Sciences Private Limited, a limited company formed under the laws of Singapore (“Temasek”), Hillhouse Fund II, L.P., an exempted limited partnership formed under the laws of the Cayman Islands (“Hillhouse”), Ping An Insurance (Group) Company of China. Ltd., a joint stock limited company formed under the laws of the PRC (“Ping An” and together with the Chairman, ABG, Boyu, Temasek and Hillhouse, the “Original Parties”), G&C Partnership L.P. (“G&C”), ABG II-WX Limited, a company formed under the laws of the British Virgin Islands (“New ABG”), Hillhouse Capital Fund II, L.P., an exempted limited partnership formed under the laws of the Cayman Islands (“New Hillhouse”) and Ping An Life Insurance Company of China, Ltd. (Registration No.100000000037463), a joint stock limited company formed under the laws of the PRC (“New Ping An”).

WHEREAS, on July 2, 2015, the Original Parties entered into an Amended and Restated Consortium Agreement (the “Agreement”);

The parties hereto hereby agree to amend the Agreement as follows:

1. Each of ABG, Hillhouse and Ping An hereby assigns and novates absolutely all of its rights, benefits and obligations arising pursuant to the Agreement to New ABG, New Hillhouse and New Ping An, respectively, and each of New ABG, New Hillhouse and New Ping An shall assume in full all such rights, benefits and obligations, with effect from the date hereof. Any reference to ABG, Hillhouse or Ping An in the Agreement shall refer to New ABG, New Hillhouse or New Ping An, respectively.

2. G&C is hereby admitted as a Sponsor.

3. With effect from the date hereof, each of ABG, Hillhouse and Ping An shall be released and discharged from further performance or obligations under the Agreement and each of ABG, Hillhouse and Ping An shall not be under any liability whatsoever with respect to performance or obligations under the Agreement.

4. This Amendment shall be deemed incorporated into, and form a part of, the Agreement and have the same legal validity and effect as the Agreement. Except as expressly amended hereby, all terms and provisions of the Agreement are and shall remain in full force and effect, and all references to the Agreement shall hereafter refer to the Agreement as amended by this Amendment, and as it may hereafter be further amended or restated.

5. Section 9.9 (Governing Law) and Section 9.10 (Dispute Resolution) of the Agreement is hereby incorporated herein mutatis mutandis.

6. This Amendment may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

[Remainder of Page Left Blank Intentionally]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the date first written above.

GE LI

/s/ Ge Li

G&C PARTNERSHIP L.P.

By:	GROUP & CLOUD LIMITED
its general partner

By:	/s/ Ge Li
	Name:	Ge Li
	Title:	Director

ABG ll-WX LIMITED

By:	/s/ Andrew Pang
	Name:	Andrew Pang
	Title:	Director

ABG CAPITAL PARTNERS II GP, L.P.

By:	ABG CAPITAL PARTNERS II GP
LIMITED, its general partner

By:	/s/ Yu Fan
	Name:	Yu Fan
	Title:	Director

BOYU CAPITAL FUND II, L.P.

By:	BOYU CAPITAL GENERAL PARTNER II, L.P., its general partner

By:	BOYU CAPITAL GENERAL PARTNER II, LTD., its general partner

By:	/s/ Leong Chu, Yong
	Name:	Leong Chu, Yong

Title:	Director

TEMASEK LIFE SCIENCES PRIVATE LIMITED

By:	/s/ Cheo Hock Kuan
	Name:	Cheo Hock Kuan
	Title:	Authorized Signatory

HILLHOUSE CAPITAL FUND II, L.P.

By:	HILLHOUSE FUND II HOLDINGS GP, LTD.
its general partner

By:	/s/ Tracy Ma
	Name:	Tracy Ma

Title:	Director

HILLHOUSE FUND II, L.P.

By:	HILLHOUSE FUND II GP, LTD.
its general partner

By:	/s/ Tracy Ma
	Name:	Tracy Ma

Title:	Director

[Signature Page to Amendment to the Amended and Restated Consortium Agreement]

PING AN INSURANCE (GROUP) COMPANY OF CHINA. LTD.

By:	/s/ Liu Dong
Name: Liu Dong
Title: Authorized Signatory

PING AN LIFE INSURANCE COMPANY OF CHINA, LTD.

By:	/s/ Ding Xinmin
Name: Ding Xinmin
Title: Chairman